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                                                                    EXHIBIT 10.1

                              DEVELOPMENT AGREEMENT

                                     between

                               NOVARTIS PHARMA AG

                                       and

                           NOVEN PHARMACEUTICALS, INC.

                                  JUNE 1, 2001


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                              DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (this "AGREEMENT"), dated as of June 1, 2001, is by and between NOVARTIS PHARMA AG, a corporation organized under the laws of Switzerland with its principal office at Lichtstrasse 35, CH-4002 Basel, Switzerland ("NOVARTIS"), and NOVEN PHARMACEUTICALS, INC., a Delaware corporation with its principal office at 11960 S.W. 144th Street, Miami, Florida 33186 ("NOVEN") (Novartis and Noven are collectively referred to herein as the "PARTIES").

                                    RECITALS

         WHEREAS, Rhone-Poulenc Rorer Pharmaceuticals, Inc. and Noven are parties to an Amended and Restated License Agreement dated as of September 30, 1999, as amended by Amendment No. 2 thereto effective as of March 28, 2001 (collectively, the "NOVEN LICENSE AGREEMENT"), pursuant to which Noven granted Rhone-Poulenc Rorer Pharmaceuticals, Inc. an exclusive right and license under Noven's Patent Rights and Noven's Technology (each as defined in the Noven License Agreement) to develop, use, sell or otherwise dispose of Licensed Products (as defined in the Noven License Agreement);

         WHEREAS, Rhone-Poulenc Rorer Pharmaceuticals, Inc. assigned the Noven License Agreement to RORER PHARMACEUTICAL PRODUCTS, INC, a Delaware corporation (hereinafter referred to as "AVENTIS") pursuant to an Assignment and Assumption Agreement dated September 30, 1999;

         WHEREAS, Novartis and Aventis have previously entered into a Sublicense Agreement (the "EXISTING NOVARTIS PHARMA SUBLICENSE AGREEMENT") dated as of September 30, 1999, pursuant to which Aventis granted to Novartis certain of its rights related to "licensed product" in the "territory" (each as defined in the Existing Novartis Pharma Sublicense Agreement); and

         WHEREAS, Novartis, Noven, Aventis and several of Aventis' affiliates have entered into a Sublicense Agreement (the "IMPROVEMENTS SUBLICENSE AGREEMENT") dated as of March 29, 2001, pursuant to which Aventis granted to Novartis a sublicense to all rights and benefits of Aventis and its Affiliates arising out of or under the Noven License Agreement in the Territory (as defined in the Noven License Agreement), including the right to develop Licensed Products; and

         WHEREAS, Novartis and Noven desire to develop Licensed Products and wish to establish the terms under which such development activity will be pursued, all on the terms and conditions contained in this Agreement;

         WHEREAS, if the development is successful and Novartis decides to market the products resulting therefrom, Novartis shall purchase and Noven shall supply at Novartis' request all of its, its Affiliates' and sublicencees' worldwide requirements of the Development Products (as defined hereinafter) from Noven under a supply agreement to be negotiated.


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         NOW, THEREFORE, in consideration of the mutual covenants and considerations set forth herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1. DEFINITIONS. As used herein, the following capitalized terms shall have the following meanings:

         "AFFECTED PARTY" has the meaning set forth in Section 7.3 hereof.

         "AFFILIATE" means, when used with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with the subject Person. For purposes of this Agreement, "control" means the direct or indirect ownership of over 50% of the outstanding voting securities of a Person, or to control the management decisions of such Person.

         "AUTHORIZED REPRESENTATIVE" means, with respect to Noven, any Vice President, and with respect to Novartis, a Novartis representative responsible for product development co-signing with another Novartis representative.

          "CLAIMS" has the meaning set forth in Section 6.1(a) hereof.

         "COMBIPATCH PRODUCT" means the transdermal estrogen/progestin product which has been developed by Noven, solely or jointly with Aventis or its Affiliates, and is marketed and sold by Vivelle under the trademark CombiPatch(TM) in the United States.

          "CONFIDENTIAL INFORMATION" means all proprietary data, know-how and related information, including all regulatory approvals and related filings, applications and data, the content of any unpublished patent applications, operating methods and procedures, marketing, distribution and sales methods and systems, sales figures and other business information.

         "DEVELOPMENT PLAN" shall mean a program described in Exhibit B attached hereto, or as subsequently amended or modified by mutual agreement between Novartis and Noven, and any subsequent extension of any such program.

         "DEVELOPMENT PRODUCT" shall mean a Licensed Product described in Exhibit A attached hereto, which Exhibit A shall be amended or supplemented from time to time by mutual agreement between Novartis and Noven, as additional Licensed Products are added to this Agreement.

         "DEVELOPMENT TEAM" has the meaning set forth in Section 3.1 hereof.

         "DISCLOSING PARTY" has the meaning set forth in Section 5.1(a) hereof.

         "ESTALIS PRODUCT" means the product which is the Licensed Product as defined in the Existing Novartis Pharma Sublicense Agreement.



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         "FDA ACT" means the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder, as amended from time to time.

         "GLP" means the Current Good Laboratory Practices as that term is defined by the FDA which are in force or hereafter adopted by the FDA in its applicable regulations promulgated or issued under the FDA Act, as amended from time to time.

         "GMP" means the Current Good Manufacturing Practices as that term is defined by the FDA which are in force or hereafter adopted by the FDA in its applicable regulations promulgated or issued under the FDA Act, as amended from time to time.

          "IND" means an Investigational New Drug Application as defined in the FDA Act, or an equivalent application in another country or group of countries.

         "LICENSED PRODUCT" means any Combination Product (as defined in the Noven License Agreement) to which Novartis has any rights in the Territory under the Noven License Agreement as amended other than the Estalis Product, including, without limitation, any improvements or modifications, or proposed improvements or modifications, to the CombiPatch Product or the Estalis Product.

         "LOSSES" has the meaning set forth in Section 6.1(a) hereof.

         "NDA" means a New Drug Application as defined in the FDA Act, or an equivalent application for Regulatory Approval in another country or group of countries.

         "NOVARTIS INDEMNITEES" has the meaning set forth in Section 6.1(b) hereof.

         "NOVEN INDEMNITEES" has the meaning set forth in Section 6.1(c) hereof.

         "NOVEN'S COSTS" shall mean the fully allocated costs including but not limited to the fully allocated cost of goods and services and manufacturing overhead directly related to the applicable Licensed Product, and an allocation of all administrative and general expenses of Noven directly related to the applicable Licensed Product. Noven's Costs shall be determined by generally accepted accounting principles, applied on a consistent basis.

          "PERSON" means any corporation, partnership, joint venture, other entity or natural person.

         "RECEIVING PARTY" has the meaning set forth in Section 5.1(a) hereof.

         "REGULATORY APPROVAL" means filing for and receipt of all governmental and regulatory registrations and approvals (including, but not limited to, approvals of all final labeling and pricing approvals of any Licensed Product) required for the marketing and sale of any Licensed Product in the Territory.

         "REGULATORY AUTHORITY" means the U.S. Food and Drug Administration, and any equivalent regulatory agency in any country in the Territory.

         "RELATED AGREEMENTS" means the Improvements Sublicense Agreement, the Noven License Agreement and the Purchaser Improvements Letter Agreement.


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         "TERRITORY" means the world, except Japan.

         "UNITED STATES" means the United States, its territories and possessions.

         "VIVELLE" means Vivelle Ventures LLC, a Delaware limited liability company and joint venture owned by Noven and Novartis Pharmaceuticals Corporation.

         1.2. All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Improvements Sublicense Agreement.

                                   ARTICLE II

                                   DEVELOPMENT

         2.1. MASTER AGREEMENT.

                  (a) This Agreement shall serve as the master agreement under which Novartis and Noven will develop Development Products under Development Plans. Licensed Products to be developed hereunder shall be included in this Agreement by mutual agreement of the Parties, evidenced by the addition of such Development Products and Development Plans to Exhibits A and B hereto. No Development Product or Development Plan shall be deemed to be effective or accepted by either Party unless it has been signed by an Authorized Representative of each Party.

                  (b) Subject to the terms and conditions of this Agreement, Novartis hereby requests that Noven develop, and Noven agrees to develop, the Development Products for chemical, toxicological, analytical, preclinical and clinical testing by Novartis, which shall, for each Development Product, meet the specifications described on Exhibit A attached hereto and made a part hereof.

         2.2. NOVEN OBLIGATIONS.

                  (a) Noven shall use commercially reasonable efforts, to perform the activities designated as Noven activities in each Development Plan within the time period set forth in such Development Plan.

                  (b) Noven shall supply Novartis in a timely manner with all information in Noven's possession that is reasonably required by Novartis to complete and file an IND with any Regulatory Authority and to complete and file an NDA with any Regulatory Authority with respect to any Development Product.

                  (c) Noven shall comply with all applicable federal, state and local laws, rules and regulations, including GLPs and GMPs, relating to Noven's activities to be performed hereunder.


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         2.3. NOVARTIS OBLIGATIONS.

                  (a) Novartis shall use commercially reasonable efforts to perform such activities designated as Novartis activities in each Development Plan within the time periods, specifically set forth therefor in such Development Plan.

                  (b) Novartis shall supply Noven in a timely manner with all information in Novartis' possession that is reasonably required by Noven to perform its obligations hereunder with respect to any Development Product.

                  (c) Novartis shall comply with all applicable federal, state and local laws, rules and regulations, including GLPs and GMPs, relating to Novartis' activities to be performed hereunder.

         2.4. MODIFICATION AND TERMINATION OF DEVELOPMENT PLAN. The parties understand that product development is a dynamic process that may require modifications from time to time. Since it is the desire and intention of the Parties to review development plans and goals, the parties may, by mutual agreement and acting through the Development Team, from time to time modify or amend the specifications for a Development Product or a Development Plan, described in Exhibits A and B, respectively, as circumstances and developments warrant. Novartis may also at any time terminate individual Development Plans without cause upon thirty (30) days prior written notice to Noven.

         2.5. INITIAL REVIEW. At such time that Noven has developed a Development Product for initial review which Noven reasonably believes meets the requirements described in Exhibit A, Noven shall so notify Novartis and provide Novartis with access to data, raw data and a supply of the Development Product as set forth in Exhibit B for Novartis to perform, at its own expense, such confirming tests that Novartis may desire to perform. Novartis shall notify Noven as soon as reasonably practicable whether the Development Product meets the requirements described in Exhibit A. In the event that such tests fail to confirm that the Development Product meets the requirements described in Exhibit A, then the Development Team shall convene a meeting to discuss the applicable Development Plan, any required modifications to the Development Plan and any additional costs that may be incurred by Noven in continuing to develop the Development Product.

         2.6. NO WARRANTY OF SUCCESS. Noven expressly disclaims any warranty that any Development Product will be developed successfully or that any Development Plan will be completed successfully. Novartis expressly acknowledges that product development is inherently risky and that, notwithstanding Noven's commercially reasonable efforts to develop any Development Product to meet Novartis' specifications, such development may not be successful. Novartis further acknowledges and agrees that its sole remedy in the event a Development Product is not developed successfully by Noven in accordance with Article 2.2 is to terminate the Development Plan with respect to such Development Product.



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                                   ARTICLE III

                                DEVELOPMENT TEAM

         3.1. ESTABLISHMENT AND PURPOSE. Each party will designate a number of employees who will collectively constitute the "Development Team" for each Development Product. The Development Team will work together in good faith to agree on a Development Plan for each Development Product that will permit Novartis to complete development of each Development Product pursuant to the terms of this Agreement and secure Regulatory Approval for each Development Product. Each Development Plan will set forth a proposed schedule for the completion of the various aspects of the technical development work required for each Development Product and for the filing of regulatory approval applications.

         3.2. MEETINGS OF THE DEVELOPMENT TEAM. Unless otherwise agreed by the Parties, the Development Team shall hold meetings at least twice each year with the meeting site alternating between Novartis' headquarters and Noven's headquarters. Meetings can be held by tele- or videoconference. Meetings shall be co-chaired by the chief representatives of the Parties. At and between meetings of the Development Team, each Party shall keep the other fully and regularly informed as to its progress with its respective obligations. The Development Team shall also monitor the progress of the Development Plan against agreed milestones and shall report on delays in the conduct of the Development Plan which would materially affect Noven's ability to achieve such milestones and/or to timely and/or successfully complete the Development Plan within the agreed time schedules, and shall recommend whether corrective action is required.

         3.3. DISPUTE RESOLUTION. In the event of any dispute between the parties as to any matter involving a Development Plan, the Parties shall first refer such dispute to the full Development Team for resolution. In the event the Development Team is unable to resolve the dispute after diligent effort within thirty (30) days, the matter shall then be resolved pursuant to the dispute resolution procedure set forth in Article 9.1.

         3.4 QUARTERLY REPORTING. Noven shall provide quarterly reports to Novartis on the progress of the Development Plan. Wherever practicable such quarterly reports shall be submitted before a meeting of the Development Team takes place. Noven shall promptly notify the Novartis chief representative of the Development Team in the event Noven recognises stability or other problems arising out of the Development Plan that it considers will have a material effect on the progress and/or likelihood of success of the Development Plan.

         3.5 ISSUANCE OF FINAL REPORT. Within thirty (30) days after the completion of a Development Plan, Noven shall submit to Novartis a draft final report setting forth the results of the Development Plan. Novartis shall have sixty (60) days within which to submit a written request for reasonable changes to be made to the draft report or require the Development Plan to be amended to allow for additional and reasonable development work to be conducted by the Parties. Within thirty (30) days of receiving Novartis' request for changes or after such additional development work has been conducted Noven shall prepare and deliver to Novartis a final report which shall take into account the changes requested by Novartis.



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                                   ARTICLE IV

                                  COMPENSATION

         4.1 COST FOR DEVELOPMENT. For each Development Product, Novartis shall pay to Noven the amounts set forth in the applicable Development Plan, such amounts to be payable at the times set forth in such Development Plan. To the extent any change is made in a Development Plan or in the specifications for a Development Product requested by Novartis, the Parties shall mutually agree to the amount of any incremental fees to be payable to Noven for such additional work, and Noven shall not be required to commence any additional work until such fee is agreed upon. Such agreement shall be reflected in an amendment to the applicable Development Plan. All amounts payable by Novartis under a Development Plan shall be non-refundable.

                                    ARTICLE V

                    OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

         5.1 For the avoidance of doubt, the Parties acknowledge that, unless otherwise expressly and specifically set forth herein, any Noven Patent Rights and/or Noven Technology (as each such term is defined in the Noven License Agreement) arising out of this Development Agreement are part of the Sublicensed Noven Intellectual Property (as defined in the Improvements Sublicense Agreement) and as such are governed by the Improvements Sublicense Agreement and are included in the sublicense grant to Novartis thereunder.

                                   ARTICLE VI

                                 CONFIDENTIALITY

         6.1 CONFIDENTIALITY; PRESS RELEASES.

                  (a) Pursuant to the terms hereof, from time to time during the term of this Agreement, each of Novartis and Noven and/or their respective Affiliates and sublicensees (in such capacity, the "Disclosing Party") have disclosed and will be disclosing to the other Party and/or its Affiliates (in such capacity, the "Receiving Party") certain Confidential Information of the Disclosing Party. The Receiving Party shall make no use of such Confidential Information except in the exercise of its rights and performance of its obligations set forth in this Agreement and the Related Agreements. The Receiving Party shall use the same efforts to keep secret, and prevent the disclosure to third parties of, Confidential Information of the Disclosing Party as it would use with respect to its own Confidential Information. Confidential Information disclosed by the Disclosing Party shall remain the sole and absolute property of the Disclosing Party, subject to the rights granted in this Agreement and the transactions contemplated herein. The above restrictions on the use and disclosure of Confidential Information shall not apply to any information which: (i) is already known to the Receiving Party at the time of disclosure by the Disclosing Party, as demonstrated by competent proof; (ii) is



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or becomes generally available to the public other than through any act or omission of the Receiving Party in breach of this Agreement; (iii) is acquired by the Receiving Party from a third party who is not, directly or indirectly, under an obligation of confidentiality to the Disclosing Party with respect to same; or (iv) is developed independently by the Receiving Party without use, direct or indirect, of information that is required to be held confidential hereunder.

                  In the event the Receiving Party is required: (i) by law, rule or regulation to disclose Confidential Information of the Disclosing Party to regulatory authorities to obtain and maintain regulatory approval for any Licensed Product; (ii) to disclose Confidential Information of the Disclosing Party to respond to a regulatory or governmental inquiry concerning any Licensed Product; or (iii) to disclose Confidential Information of the Disclosing Party in a judicial, administrative or arbitration proceeding to enforce such Party's rights under this Agreement, it may do so only if it: (A) provides the Disclosing Party with as much advance written notice as possible of the required disclosure; (B) cooperates with the Disclosing Party in any attempt to prevent or limit the disclosure; and (C) limits disclosure, if any, to the specific purpose at issue.

                  (b) Notwithstanding the provisions of this Section 6.1, Novartis, its Affiliates and sublicensees, shall be permitted to disclose to their respective distributors, wholesalers and other direct customers such Confidential Information relating to Development Products as Novartis, its Affiliates and sublicensees, shall reasonably determine to be necessary or useful in order to effectively market and distribute any Development Product; provided that such entities undertake substantially the same confidentiality obligation as Novartis has with respect to Noven's Confidential Information.

                  (c) Except as may be required by applicable laws, rules or regulations, including stock exchange rules, no Party will originate any publicity, press or news release, or other public announcement, written or oral, whether to the public press or otherwise, relating to this Agreement or the Related Agreements, the transactions contemplated hereby or thereby, without the prior written approval of the other Party. In the event disclosure of this Agreement or any of the Related Agreements, any of the terms and conditions of this Agreement or such Related Agreements, or any of the transactions contemplated by this Agreement or such Related Agreements, is required by applicable law, rules or regulations, then the Party required to so disclose such information shall, to the extent possible, provide to the other Party for its prior approval (such approval not to be unreasonably withheld or delayed) a written copy of such public announcement. When practicable, the disclosing Party will provide such copy to the other Party at least five (5) business days prior to disclosure.

                  (d) Neither Party shall use the name of the other for marketing, advertising or promotional claims without the prior written consent of the other Party.

         6.2. INJUNCTIVE RELIEF. Each of Noven and Novartis specifically recognizes that any breach by it of Section 5.1 may cause irreparable injury to the other Party, its Affiliates and sublicensees and that actual damages may be difficult to ascertain, and, in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each of Noven and Novartis agrees that in the event of any such breach, notwithstanding the provisions of Section 8.1, the other Party shall be entitled to seek, by way of private litigation in the first instance, injunctive relief and such other legal and equitable remedies as may be available.



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                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1. INDEMNIFICATION. In order to distribute among themselves the responsibility for claims arising out of this Agreement, and except as otherwise specifically provided for herein, the Parties agree as follows:

                  (a) Novartis shall defend, indemnify and hold Noven, its Affiliates, and each of their respective officers, directors, agents, employees and shareholders (collectively, "NOVEN INDEMNITEES") harmless, from and against, any and all losses, obligations, liabilities, penalties and damages (including but not limited to compensatory damages), costs and expenses (including reasonable attorneys' fees) (collectively, "LOSSES"), which the Noven Indemnitees may incur or suffer, and all deficiencies, actions (including, without limitation, any proceedings to establish insurance coverage), claims, suits, legal, administrative, arbitration, governmental or other proceedings or investigations, and judgments (collectively, "CLAIMS"), with which any of them may be faced arising out of: (i) any material inaccuracy in or material breach of any representation and warranty made by Novartis in this Agreement; (ii) any material breach by Novartis or any of its Affiliates or sublicensees, or material failure by any of them to comply with, any covenants or obligations of Novartis pursuant to this Agreement; (iii) the enforcement by the Noven Indemnitees of their rights under this Section 6.1(a); (iv) any gross negligence or willful misconduct by Novartis or its Affiliates in Novartis' performance pursuant to this Agreement; and (v) Novartis' material violation of any applicable law or regulation; provided, however, that Novartis shall not be liable hereunder to the extent such Losses arise from willful misconduct or gross negligence of the Noven Indemnitees.

                  (b) Noven shall defend, indemnify and hold Novartis, its Affiliates and sublicensees, and each of their respective officers, directors, agents, employees and shareholders (collectively, "NOVARTIS INDEMNITEES") harmless, from and against, any and all Losses, which the Novartis Indemnitees may incur or suffer, and all Claims with which any of them may be faced arising out of (i) any material inaccuracy in or material breach of any representation and warranty made by Noven in this Agreement; (ii) any material breach by Noven of, or material failure by Noven to comply with, any of its covenants or obligations pursuant to this Agreement; (iii) the enforcement by the Novartis Indemnitees of their rights under this Section 6.1(b); (iv) any gross negligence or willful misconduct by Noven or any of its Affiliates or sublicensees in their performance pursuant to this Agreement; and (v) Noven's material violation of any law or regulation; PROVIDED, HOWEVER, that Noven shall not be liable hereunder to the extent such Losses arise from willful misconduct or gross negligence of the Novartis Indemnitees.

                  (c) If any Claim arises as to which a right of indemnification provided in this Article VI applies, the Person seeking indemnification (the "indemnified party"), shall promptly notify the Party obligated under this
Article VI to indemnify the indemnified party (the "indemnifying party") thereof in writing, and allow the indemnifying party and its insurers the opportunity to assume direction and control of the defense against such Claim, at its sole expense, including, without limitation, the settlement thereof at the sole option of the indemnifying party or its insurers; PROVIDED, HOWEVER, that the indemnifying party may not enter into any compromise or settlement without the prior written consent of the indemnified party unless such compromise or settlement includes as an unconditional term thereof the giving by each plaintiff or claimant to the indemnified party of a release from all liability in respect of such claim and only if such compromise or settlement does not include any admission of legal wrongdoing on the part of the indemnified party. The indemnified party shall fully cooperate with the indemnifying party and its



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insurer in the disposition of any such matter and the indemnified party will have the right and option to participate in (but not control) the defense of any Claim as to which this Article VI applies, with separate counsel at its election and cost. If the indemnifying party fails or declines to assume the defense of any such Claim within thirty (30) days after notice thereof, the indemnified party may assume the defense thereof for the account and at the risk of the indemnifying party. The indemnifying party shall pay promptly to the indemnified party any Losses to which the indemnity under this Article VI applies, as incurred.

                                  ARTICLE VIII

                         TERM AND TERMINATION; REMEDIES

         8.1. TERM. The term of this Agreement shall commence on the date hereof and shall expire, unless sooner terminated as set forth herein, upon the expiration or termination of the licenses sublicensed by Novartis under the Improvements Sublicense Agreement.

         8.2. TERMINATION FOR BANKRUPTCY. Either of Noven or Novartis may terminate this Agreement with immediate effect in the event that any proceeding under a bankruptcy, liquidation or similar statute, or any insolvency, receivership or dissolution proceeding is filed against the other Party, and such proceeding is not dismissed within sixty (60) days after the filing thereof.

         8.3. TERMINATION FOR BREACH. If either of Novartis or Noven commits a material breach of this Agreement, or materially defaults in the performance or observance of any provision of this Agreement, and (i) such Party fails, within sixty (60) days after receipt of notice of the material breach from the Party affected by the breach or default (the "AFFECTED PARTY"), to remedy such breach or default or to have agreed to a plan for remedy of such breach or default and
(ii) the Parties shall have exhausted the dispute resolution procedures provided in Article 8.1 without resolving their dispute regarding the material breach; PROVIDED that the time periods contemplated by the foregoing clauses (i) and
(ii) may run concurrently and need not be sequential, the Affected Party may terminate this Agreement.

         8.4. EFFECT OF TERMINATION. Rights and obligations set forth in Sections 5.1 (Confidentiality; Press Releases), 6.1 (Indemnification) and
Article VIII (Miscellaneous) shall survive the termination of this Agreement, and otherwise, except as set forth in this Section 7.4, this Agreement shall become void and have no effect.

         8.5. FORCE MAJEURE. The obligations of the Parties under this Agreement shall be subject to any delays or non-performance caused by: acts of God, earthquakes, fires or floods; explosions, sabotage, riots or accidents; regulatory, governmental or military action or inaction; strikes, lockouts or labor trouble; perils of the sea; failure or delay in performance by third parties, including suppliers and service providers; or any other cause beyond the reasonable control of either Party. The Party which is not performing its obligations under this Agreement as a result of any such event of force majeure will promptly notify the other Party thereof and shall use commercially reasonable efforts to resume compliance with this Agreement as soon as possible.


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                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1. DISPUTES. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, the Improvements Sublicense Agreement or the Noven License Agreement, or the rights or obligations of the Parties hereunder or thereunder, the Parties shall try to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within ten (10) days after such notice appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve promptly such disputed matter, it shall be referred to the Head of Development of Novartis Pharma AG and the Chief Executive Officer of Noven, as the case may be, or their respective designees, for discussion and resolution. If such personnel are unable to resolve such dispute within thirty (30) days of initiating such negotiations, the Parties agree first to try in good faith to settle the dispute by mediation in New York under the Commercial Mediation Rules of the American Arbitration Association, before resorting to litigation.

         9.2. INDEPENDENT CONTRACTORS. In making and performing this Agreement, the Parties are acting and shall act as independent contractors. Nothing in this Agreement shall be deemed to create an agency, joint venture or partnership relationship between the Parties hereto. Neither Party shall have the authority to obligate the other Party in any respect, and neither Party shall hold itself out as having any such authority. All personnel of Noven shall be solely employees of Noven, as applicable and shall not represent themselves as employees of Novartis. All personnel of Novartis shall be solely employees of Novartis, as applicable and shall not represent themselves as employees of Noven.

         9.3. ASSIGNMENT. Neither Noven nor Novartis shall have a right to assign this Agreement without the prior written consent of the other (which consent shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that each of Noven and Novartis may assign this Agreement to any of its Affiliates without the prior written consent of the other; PROVIDED, FURTHER, that no such assignment of this Agreement shall relieve the assignor of any of its obligations or liabilities under this Agreement. Notwithstanding the foregoing, each of Noven and Novartis may assign this Agreement without the other's prior written consent in connection with the transfer or sale of all or substantially all of its assets or business or its merger or consolidation with another Person.

         9.4. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, and their respective successors and permitted assigns. Nothing contained herein shall give to any other Person, other than Noven, any benefit or any legal or equitable right, remedy or claim.

         9.5. AMENDMENT. This Agreement may only be modified, amended or supplemented by an instrument in writing executed by Noven and Novartis.



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


         9.6. NO WAIVER. No term or provision hereof will be considered waived by any Party, and no breach excused by any Party, unless such waiver or consent is in writing signed on behalf of the Party against whom the waiver is asserted. No consent by any Party to, or waiver of, a breach by any Party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different or subsequent breach by any other Party.

         9.7. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, air courier, or registered or certified mail, return receipt requested, addressed as follows:

If to Novartis:

Novartis Pharma AG
Lichtstrasse 35
CH-4002 Basel, Switzerland
Fax:  ++41 61 324 6859
Attn: General Counsel

With copies to:

Novartis Pharma AG
Lichtstrasse 35
CH-4002 Basel, Switzerland
Fax:  ++41 61 324 2100
Attn:  Head BD & L

If to Noven:

Noven Pharmaceuticals, Inc.
11960 S.W. 144th Street
Miami, Florida  33186
Fax:  (305) 232-1836
Attn:    Chief Executive Officer
cc:      General Counsel

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been delivered (a) when delivered, if delivered personally, (b) when sent (with written confirmation received), if sent by facsimile transmission on a business day, (c) on the first business day after dispatch (with written confirmation received), if sent by facsimile transmission on a day other than a business day, (d) on the second business day after dispatch, if sent by air courier, and (e) on the fifth business day after mailing, if sent by mail.

         9.8. COUNTERPARTS. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the Person whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. Each Party may execute this



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Agreement on a facsimile of the Agreement. In addition, facsimile signatures of authorized signatories of any Party shall be valid and binding and delivery of a facsimile signature by any Party shall constitute due execution and delivery of this Agreement.

         9.9. INTERPRETATION. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiations between the Parties. In construing the terms hereof, no presumption shall operate in any Party's favor as a result of its counsel's role in drafting the terms or provisions hereof.

         9.10. GOVERNING LAW. This Agreement and any claims, disputes or causes of action relating to or arising out of this Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, U.S.A. without giving effect to the conflict of laws principles thereof.

         9.11. SEVERABILITY. If any provisions of this Agreement are determined to be invalid or unenforceable in any jurisdiction, such provisions shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of such provisions of this Agreement in any other jurisdiction. The Parties will use their best efforts to substitute the invalid or unenforceable provision with a valid and enforceable one which conforms, as nearly as possible, with the original intent of the Parties.

         9.12. ENTIRE AGREEMENT. This Agreement, including all exhibits and schedules and the Related Agreements, the Existing Novartis Pharma Sublicense Agreement and the Purchaser Sublicense Letter Agreement, embody the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the Parties hereto and their respective Affiliates with respect thereto. There are no agreements, covenants or undertakings with respect to the subject matter of this Agreement and the Related Agreements other than those expressly set forth or referred to herein or in such other agreements, and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the Parties hereto except those expressly made in this Agreement and the Related Agreements.

         9.13 FURTHER ASSURANCES. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         9.14 INCONSISTENCY. In the event of any inconsistency between the terms of this Agreement and the Improvements Sublicense Agreement, the terms of this Agreement shall prevail.



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


         IN WITNESS WHEREOF, the Parties hereto have executed this Development Agreement as of date first above written.

                            NOVARTIS PHARMA AG


                           By:      /s/ J. Brokatzky-Geiger
                                   ---------------------------------------------
                                  Name:  J. Brokatzky-Geiger
                                  Title: Head of Worldwide Technical R&D

                           By:      /s/ J. Reinhardt
                                   ---------------------------------------------
                                  Name:  Joerg Reinhardt
                                  Title: Global Head Pharma Development

                            NOVEN PHARMACEUTICALS, INC.


                           By:      /s/ James B. Messiry
                                   ---------------------------------------------
                                  Name:  James B. Messiry
                                  Title: Vice President and Chief
                                            Financial Officer




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